SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
August 29, 2008
Date of Report (date of earliest event reported)
EVERGREEN SOLAR, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-31687	04-3242254

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
138 Bartlett Street
Marlboro, Massachusetts 01752
(Address of principal executive offices)
(508) 357-2221
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.
Effective August 29, 2008, the Board of Directors (the “Board”) of Evergreen Solar, Inc. (the “Registrant”), appointed Dr. Susan F. Tierney to serve as a Class II director with a term expiring at the 2011 annual meeting of stockholders. As of the date of this report, the Board has not yet determined on which Board committees, if any, Dr. Tierney will serve.
Dr. Tierney, age 57, has served as a Managing Principal since July 2003 at Analysis Group, an economic, financial, and business strategy consulting group, where she specializes in energy industry issues. Prior to joining Analysis Group, she served as a senior vice president from November 1995 to July 2003 at Lexecon, Inc. (formerly The Economics Resource Group, Inc.), an economic and strategy consulting company. Since June 2007, Dr. Tierney has served as a director of Renegy Holdings, Inc., a biomass to electricity company that is the successor to Catalytica Energy Systems, Inc. where she had served as a director since December 2001. Dr. Tierney is also chairperson of the Board of Directors of The Energy Foundation and Clean Air-Cool Planet, non-profit organizations; she also serves as a director of the Northeast States Center for a Clean Air Future. Additionally, she previously served as a director of the following non-profit organizations: American Council on Renewable Energy (ACORE) and Climate Policy Center. From 2002 to 2004, she served as chairperson of the board for the Electricity Innovations Institute (a subsidiary of the Electric Power Research Institute, Inc. (EPRI)), and she was a director of EPRI from 1998 to 2003 and from 2005 to 2006. From 1993 to 1995, she served as Assistant Secretary for Policy at the U.S. Department of Energy. Prior to her service at the Department of Energy, she held various positions in energy and environmental departments in the Commonwealth of Massachusetts from 1982 to 1993, including Secretary for Environmental Affairs and Commissioner of the Department of Public Utilities. She was an assistant professor at the University of California, Irvine from 1978 until 1982. Dr. Tierney received her doctorate and master's degrees in regional planning from Cornell University, in 1980 and 1976, respectively, and her bachelor's degree from Scripps College in 1973.
There is no arrangement or understanding between Dr. Tierney and any other person pursuant to which Dr. Tierney was elected as a director of the Registrant. There are no relationships between Dr. Tierney and the Registrant requiring disclosure under Item 404(a) of Regulation S-K.
In connection with the election of Dr. Tierney to the Board and in accordance with the Registrant's director compensation policy, Dr. Tierney was awarded 10,000 restricted stock units under the Registrant's 2000 Stock Option and Incentive Plan. The restricted stock units vest two years after her election to the Board and, if vested, become payable when her service on the Board is completed.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN SOLAR, INC.
By:	/s/ Richard M. Feldt
Richard M. Feldt
President and Chief Executive Officer
Dated: September 5, 2008